UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 21, 2008

AuraSource, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7377 East Doubletree Ranch Road, Suite 288 Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 368-1829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities.

On September 21, 2008, AuraSource, Inc. (the “Company”) entered into an Exploration Licenses Transfer Agreement with SOCIÉTÉ GUINEA CONSULTANT INTERNATIONAL (LTD) SARL.  (“GCI”), under which GCI agreed to transfer to the Company three exploration licenses in Republic of Guinea for mineral resources (“Exploration Licenses”) for 20,000,000 shares of the Company’s common stock (“Shares”).

Under the terms of the license transfer agreement dated September 21, 2008, the Shares will be held in escrow by the Company until certain conditions are satisfied, including the issuance of direct exploration licenses to the Company, the satisfactory completion of the Company’s due diligence investigation, receipt of certain instruments and certificates from governmental authorities evidencing the Company’s ownership of licenses and exploration rights, and the Company’s receipt of a legal opinion in respect of certain matters.  If any of the conditions specified in the agreement is not satisfied or waived by the Company, the agreement will be terminated and the Shares will be released from escrow and returned to the Company. In addition, the Shares will be released from escrow and released to GCI only upon satisfaction of certain other conditions as specified in the agreement.  The agreement also provides for termination of the agreement in the case of breach by the parties or if the conditions specified in the agreement have not been satisfied or waived by December 31, 2008. The agreement contains customary representations and warranties, and reciprocal indemnification obligations

Upon GCI fulfilling the conditions set forth in the Exploration Licenses Transfer Agreement and upon GCI fulfilling the conditions set forth in the Exploration License Transfer dated September 10, 2008 GCI will own an aggregate of 30,000,000 shares of the Company’s Common Stock out of the total of 80,300,000 shares of Common Stock issued and outstanding at the Closing, or approximately 37% of the Company’s issued and outstanding shares.

The issuance of the Common Shares to GCI was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.  The Company made this determination based on the representations of GCI which included, in pertinent part, that GCI was “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, that GCI was acquiring the Common Shares for investment purposes for its own accounts and not as nominee or agent, and not with a view to the resale or distribution thereof, and that GCI understood that the Common Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number                                Description

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Mobile Nation, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AuraSource, Inc..

Company Name

Date: September 24, 2008	By:	/s/ ERIC STOPPENHAGEN
Name Eric Stoppenhagen
Title Chief Financial Officer